SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 9, 2004

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 SCIENCE CENTER DRIVE,
                              SAN DIEGO, CALIFORNIA
                    (Address of principal executive offices)

                                 (858) 550-7500
              (Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)

Item 8.01 Other Events

STOCK SELLING PLAN - DAVID E. ROBINSON

         On December 9, 2004, David E. Robinson, our Chairman, President and Chief Executive Officer entered into a stock selling plan intended to qualify for the safe harbor under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. Under the plan, Mr. Robinson authorized the sale of up to 70,000 shares previously purchased by him and up to 50,000 shares subject to options granted by the Company in March 1995.

         Mr. Robinson has informed the Company that any sales pursuant to this plan will comply with Rule 144. Mr. Robinson has represented to the Company that he had no knowledge of any material nonpublic information regarding the Company when he adopted the plan.

         Any actual sales under the plans will be publicly disclosed under Rule 16a-3.

STOCK SELLING PLAN - ANDRES F. NEGRO VILAR

         On December 10 , 2004, Andres F. Negro-Vilar our Executive Vice President & Chief Scientific Officer entered into a stock selling plan intended to qualify for the safe harbor under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. Under the plan, Dr. Negro-Vilar authorized the sale of up to 130,000 shares subject to options granted by the Company in September 1996 and September 1999 .

         Dr. Negro-Vilar has informed the Company that any sales pursuant to this plan will comply with Rule 144. Dr. Negro-Vilar has represented to the Company that he had no knowledge of any material nonpublic information regarding the Company when he adopted the plan.

         Any actual sales under the plans will be publicly disclosed under Rule 16a-3.

Item 9.01 Exhibits

EXHIBIT  NUMBER   DESCRIPTION
99.1              Trading Plan for David E. Robinson dated December 9, 2004

99.2              Trading Plan for Andres F. Negro-Vilar dated December 10, 2004


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned.

                            LIGAND PHARMACEUTICALS INCORPORATED


Date : December 13, 2004    By:    /S/WARNER R. BROADDUS
                            Name:  Warner R. Broaddus
                            Title: Vice President, General Counsel & Secretary